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                                                                    EXHIBIT 23.1
                   OPINION AND CONSENT OF INDEPENDENT AUDITORS


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Starmedia Network, Inc. for the registration of 18,875,140 shares of its common stock pertaining to the 1997 Stock Option Plan, the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of Starmedia Network, Inc., of our reports dated March 5, 1999 (except for Note 12, as to which the date is March 14, 1999,) with respect to the consolidated financial statements and schedule of Starmedia Network, Inc. included in its Registration Statement (Form S-1 No. 333-74659), filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                    ----------------------
                                                     ERNST & YOUNG LLP



New York, New York
May 25, 1999